UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRNT	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IRNT.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between December 14, 2022 and December 16, 2022, IronNet, Inc. (the “Company”) issued and sold secured promissory notes in an aggregate principal amount of $6.9 million (the “Notes”) to a total of eight lenders. The lenders included GEN Keith B. Alexander (Ret.), the founder, Chief Executive Officer and Chairman of the Board of Directors of the Company. The Notes were also issued to lenders that include VADM John M. McConnell (Ret.), Hon. Michael J. Rogers, Theodore E. Schlein and VADM Jan E. Tighe (Ret.), each of whom is a director of the Company, as well as funds affiliated with Forgepoint Capital (the “Forgepoint Funds”). Donald R. Dixon, a member of the Company’s board of directors, is an affiliate of ForgePoint Capital, and the ForgePoint Funds are also beneficial owners of greater than 5% of the Company’s common stock.

Each Note has a scheduled maturity date of one year from the date of issuance, except that the Note issued to one lender that is not, and is not affiliated with, a director of the Company has a scheduled maturity date of six months from the date of issuance. The Notes bear interest at a rate of 13.8% per annum, payable at maturity. The Company may prepay the Notes at any time without premium or penalty, and the Notes do not restrict the incurrence of future indebtedness by the Company.

In the event that the Company fails to timely pay amounts due under the Notes or the Company materially defaults in its performance of any other covenant under the Notes or the Security Agreement (as defined below), which default is not cured within 30 days after written notice thereof, then at the option of the lenders, upon the written consent of lenders representing a majority of the outstanding and unpaid principal under the Notes, all unpaid principal, accrued interest and other amounts owing under the Notes shall be immediately due and payable.

In the event that the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of or relating to debtors, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance thereof, or if an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute, or a custodian, receiver, trustee, assignee for the benefit of creditors is appointed to take possession, custody or control of any property of the Company, then all unpaid principal, accrued interest and other amounts owing under the Notes will accelerate and automatically become immediately due and payable.

The Notes are secured by substantially all of the assets of the Company, excluding the Company’s intellectual property. The Company entered into a Security Agreement (the “Security Agreements”) with each of the lenders.

The forgoing descriptions of the Notes and the Security Agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the form of Note and form of Security Agreement filed hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Notwithstanding the receipt of proceeds from the issuance of the Notes and other cost reduction measures, the Company continues to actively pursue additional financing, and the Board of Directors has initiated a review of strategic alternatives for the Company, including retaining advisors to assist in the strategic review process.

The Company has used the proceeds of the Notes to satisfy certain of its current liabilities. However, even after the application of the proceeds, management anticipates that, in the absence of additional sources of liquidity, the Company’s existing cash and cash equivalents and anticipated cash flows from operations will not be sufficient to meet the Company’s operating and liquidity needs beyond the end of December 2022.

In the event the Company determines that additional sources of liquidity will not be available to it or will not allow it to meet its obligations as they become due, the Company may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a plan of reorganization, court-supervised sale and/or liquidation. Furthermore, in the event the Company is unable to pursue bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, it may be necessary to pursue bankruptcy protection under Chapter 7 of the United States Bankruptcy Code, in which case a Chapter 7 trustee would be appointed or elected to liquidate the Company’s assets for distribution in accordance with the priorities established by the United States Bankruptcy Code. The Company expects that liquidation under Chapter 7 would result in significantly smaller distributions being made to stakeholders than those it might obtain under Chapter 11 primarily because of the likelihood that the Company’s assets would have to be sold or otherwise disposed of by a Chapter 7 trustee in a distressed fashion over a short period of time rather than sold by existing management as a going concern business. In the event that the Company pursues bankruptcy protection under Chapter 7, the Company’s material business activities will cease, and the Company will no longer have the capability to prepare financial statements and other disclosures required for periodic reports for filing with the Securities and Exchange Commission. The Company expects that no distributions would be available for stockholders in a Chapter 7 liquidation.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements, including statements with respect to the Company’s expectations with respect to the sufficiency of the Company’s cash resources and the ability to secure additional sources of liquidity, the Company’s ability to continue as a going concern and the potential need to pursue bankruptcy protection. Forward-looking statements generally relate to future events and can be identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “strive,” “budget,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2022 and in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Secured Promissory Note.

10.1	Form of Security Agreement.

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ Cameron Pforr
Date: December 20, 2022		Cameron Pforr Chief Financial Officer